EXHIBIT 99.2

[Letterhead of PricewaterhouseCoopers LLP]

Report of Independent Registered Public Accounting Firm

To FIA Card Services, National Association:

We have examined management’s assertion, included in the accompanying report by management, titled “Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Pooling and Servicing Agreement/Indenture Compliance” (the “Report”), that FIA Card Services, National Association (the “Company”), a wholly owned subsidiary of Bank of America Corporation, complied with the covenants and conditions of sections, specified in the Report, of the Second Amended and Restated Pooling and Servicing Agreement for the BA Master Credit Card Trust II dated October 20, 2006 (the “PSA”) between the Company, BA Credit Card Funding, LLC and The Bank of New York Mellon, the Series Supplement to Second Amended and Restated Pooling and Servicing Agreement for each series specified in the Report (the “Series Supplements”) between the Company, BA Credit Card Funding, LLC and The Bank of New York Mellon, the Second Amended and Restated Indenture for the BA Credit Card Trust dated October 20, 2006 (the “Indenture”) and the Amended and Restated BAseries Indenture Supplement dated June 10, 2006 (the “Indenture Supplement”), both between the BA Credit Card Trust and The Bank of New York Mellon (the PSA, Series Supplements, Indenture and Indenture Supplement, together the “Agreements”), during the periods specified in the Report.  Management is responsible for the Company’s compliance with those requirements.  Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the periods specified in the Report is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
September 27, 2011

[Letterhead of Bank of America]

September 27, 2011

Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Pooling and Servicing Agreement/Indenture Compliance

FIA Card Services, National Association (“FIA” or the “Company”), a wholly owned subsidiary of Bank of America Corporation, is responsible for complying with the covenants and conditions of the Agreements listed in Appendix I to this report.  The Company has performed an evaluation of its compliance with the requirements of the relevant covenants and conditions identified in Appendix I for each of the Agreements. Based on this evaluation, FIA complied with the requirements of the relevant covenants and conditions of the Agreements identified in Appendix I for each of the Agreements during the periods specified in Appendix I.

FIA Card Services, National Association by:

/s/ Michelle D. Dumont
Michelle D. Dumont
Senior Vice President

/s/ Scott McCarthy
Scott McCarthy
Managing Director

Appendix I
BA Master Credit Card Trust II
Compliance for the periods identified below

			PSA		SERVICING
		PSA	SUPPL.	COMPLIANCE	PSA COVENANTS
SERIES	TRUSTEE	DATE *	DATE *	PERIOD	& CONDITIONS

Partial Year
BA Master Credit Card Trust II Series 2000-H	The Bank of New York Mellon	10/20/2006	3/2/2009	7/1/10 - 8/16/10	(a)
BA Master Credit Card Trust II Series 2001-B	The Bank of New York Mellon	10/20/2006	3/2/2009	7/1/10 - 3/15/11	(a)
BA Master Credit Card Trust II Series 2001-C	The Bank of New York Mellon	10/20/2006	3/2/2009	7/1/10 - 4/15/11	(b)

Full Year

BA Master Credit Card Trust II Series 1997-B	The Bank of New York Mellon	10/20/2006	3/2/2009	7/1/10 - 6/30/11	(a)
BA Master Credit Card Trust II Series 2001-D	The Bank of New York Mellon	10/20/2006	3/2/2009	7/1/10 - 6/30/11	(c)

* - Indicates associated agreement may have been amended

PSA and PSA Supplement Covenants and Conditions

(a) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06, 4.02(a), 4.03(a), (c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.17, 5.02(a), 9(c) and (d)

(b) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06, 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.17, 4.18(a), 5.02(a), 10(c) and (d).

(c) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06, 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.10, 5.02, and 7(c).

Appendix I
BA Credit Card Trust
Compliance for the periods identified below

TRANCHE	TRUSTEE	INDENTURE DATE*	INDENTURE SUPP. DATE*	ISSUANCE DATE	SERVICING COMPLIANCE PERIOD	INDENTURE COVENANTS AND CONDITIONS

Partial Year
BASeries Class A (2004-5)	The Bank of New York Mellon	10/20/2006	6/10/2006	5/25/2004	July 1, 2010- May 18, 2011	(1)
BASeries Class C (2007-3)	The Bank of New York Mellon	10/20/2006	6/10/2006	8/14/2007	July 1, 2010- August 16, 2010	(1)

Full Year

BASeries Class A (2002-2)	The Bank of New York Mellon	10/20/2006	6/10/2006	3/27/2002	July 1, 2010- June 30, 2011	(1)
BASeries Class C (2003-4)	The Bank of New York Mellon	10/20/2006	6/10/2006	6/19/2003	July 1, 2010- June 30, 2011	(1)
BASeries Class B (2003-4)	The Bank of New York Mellon	10/20/2006	6/10/2006	10/15/2003	July 1, 2010- June 30, 2011	(1)
BASeries Class A (2004-1)	The Bank of New York Mellon	10/20/2006	6/10/2006	2/26/2004	July 1, 2010- June 30, 2011	(1)
BASeries Class A (2004-9)	The Bank of New York Mellon	10/20/2006	6/10/2006	10/1/2004	July 1, 2010- June 30, 2011	(1)
BASeries Class B (2005-3)	The Bank of New York Mellon	10/20/2006	6/10/2006	11/9/2005	July 1, 2010- June 30, 2011	(1)
BASeries Class B (2006-2)	The Bank of New York Mellon	10/20/2006	6/10/2006	3/24/2006	July 1, 2010- June 30, 2011	(1)
BASeries Class C (2006-6)	The Bank of New York Mellon	10/20/2006	6/10/2006	9/29/2006	July 1, 2010- June 30, 2011	(1)
BASeries Class A (2007-5)	The Bank of New York Mellon	10/20/2006	6/10/2006	3/20/2007	July 1, 2010- June 30, 2011	(1)
BASeries Class B (2010-1) - VFNs	The Bank of New York Mellon	10/20/2006	6/10/2006	1/15/2010	July 1, 2010- June 30, 2011	(1)
BASeries Class C (2010-1) - VFNs	The Bank of New York Mellon	10/20/2006	6/10/2006	1/15/2010	July 1, 2010- June 30, 2011	(1)
BASeries Class A (2010-2)	The Bank of New York Mellon	10/20/2006	6/10/2006	5/25/2010	July 1, 2010- June 30, 2011	(1)

Indenture Covenants and Conditions:

(1) Indenture Sections - 310(a), 402(a), 907, 908(a) and 1201
BASeries Indenture Supplement Sections - 2.02(i)-(iv), 3.02, 3.16 and 4.01(a)